Exhibit 10.14

AIRGAS, INC.
AMENDED AND RESTATED 2003 EMPLOYEE STOCK PURCHASE PLAN
Amendment No. 4
This AMENDMENT NO. 4 (this “Amendment”) to the Airgas, Inc. (the “Company”) 2003 Employee Stock Purchase Plan (the “Plan”) is made and entered into effective as of the 31st of December, 2015.

1.	Section 18(c) of the Plan is hereby amended by adding the following immediately after the final sentence thereof:
“Notwithstanding the foregoing, the Committee has determined in its sole discretion that, as a consequence of the Agreement and Plan of Merger, dated as of November 17, 2015, by and among L’Air Liquide, S.A., AL Acquisition Corporation, and the Company (the “Merger Agreement”), the Plan shall be administered as follows:

i.
Notwithstanding anything in the Plan, including Sections 5 or 6 thereof, to the contrary, the last Enrollment Date under the Plan shall be January 4, 2016 (the “Final Enrollment Date”). Upon, or as soon as administratively feasible following, the Final Enrollment Date (but in no event later than five Business Days following January 1, 2016), the Company shall apply the funds then credited to each Participant’s payroll withholdings account to the purchase of whole and fractional shares of Common Stock (the “Final Purchase”), any remaining outstanding purchase options will be terminated, and no further purchase options will be granted under the Plan upon the Final Enrollment Date or thereafter. All funds contributed to the Plan that have not been used to purchase shares of Common Stock under the Plan as of immediately following the Final Purchase shall be returned to the Participants as soon as administratively feasible following the Final Purchase.

ii.
Notwithstanding anything in the Plan, including Section 7(a) thereof, to the contrary, retroactive to the date of execution of the Merger Agreement, no Participant may elect to increase their rate of Compensation withholding under the Plan.

iii.
Subject to the occurrence of the “Closing” (as defined in the Merger Agreement), and without any further action on the part of the Company or the Committee, the Plan shall be terminated effective as of 11:59 P.M. Eastern Time on the day immediately preceding the “Closing Date” (as defined in the Merger Agreement) (the “Termination Date”). On and after Termination Date, no Participant shall have any further rights in respect of the Plan or options to purchase Common Stock thereunder, and the Company shall have no obligations under the Plan to any Participant, other than the right of any Participant to the settlement of any shares of Common Stock purchased upon the Final Enrollment Date and the return of any of such Participant’s funds that were contributed to the Plan and were not used to purchase shares of Common Stock under the Plan as of immediately following the Final Purchase.

If the Merger Agreement is terminated prior to the occurrence of the Closing, the provisions set forth in clauses (i) through (iii) above shall be void and of no force or effect as of the time of such termination, and notwithstanding anything herein to the contrary, the first sentence of this Section 18(c) shall apply in the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or the dissolution or liquidation of the Company.”

2.	Section 6(d) of the Plan is hereby amended by adding the following immediately after the final sentence thereof:
“This Section 6(d) shall not apply to the cancellation of shares of Common Stock purchased pursuant to the Plan in exchange for the “Merger Consideration” (as defined in the Merger Agreement) in accordance with Article II of the Merger Agreement.”

3.
Miscellaneous. Except as expressly contemplated hereby, the terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law).

IN WITNESS WHEREOF, the undersigned, has executed this Amendment on behalf of the Company as of the date first above written.

AIRGAS, INC.

By: /s/ Michael L. Molinini
Name: Michael L. Molinini
Title: President and CEO